                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

          TENDER OF SHARES OF COMMON STOCK, UNIT VOTING COMMON STOCK,
         SERIES A CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK AND
           SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF

                          URBAN SHOPPING CENTERS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates ("Share Certificates") representing (i) shares of common stock, par value $.01 per share (the "Public Common Shares"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated May 5, 1999, as amended, between Urban Shopping Centers, Inc., a Maryland corporation ("Urban"), and First Chicago Trust Company of New York, as Rights Agent,
(ii) shares of unit voting common stock, par value $.01 per share (the "Unit Voting Shares" and, together with the Public Common Shares, the "Common Shares"), including the associated Rights, (iii) shares of Series A Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), or (iv) shares of Series B Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Shares" and, together with the Series A Preferred Shares, the "Preferred Shares"; the Preferred Shares and the Common Shares, together, the "Shares") of Urban are not immediately available; (b) time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C., which is acting as depositary (the "Depositary"), on or before the Expiration Date (as defined in Section 1 of the Offer to Purchase described below); or (c) the procedures for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on time. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                     [LOGO]

         BY MAIL:                             BY HAND:                          BY OVERNIGHT:
 Reorganization Department           Reorganization Department            Reorganization Department
       P.O. Box 3301                        120 Broadway                     85 Challenger Road
   South Hackensack, NJ                      13th Floor                       Mail Stop - Reorg
           07606                         New York, NY 10271               Ridgefield Park, NJ 07660
                                FACSIMILE FOR ELIGIBLE INSTITUTIONS:
                                           (201) 296-4293
                                  CONFIRM FACSIMILE BY TELEPHONE:
                                           (201) 296-4860

                            ------------------------

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

    The undersigned hereby tenders to Head Acquisition, L.P., a Delaware limited partnership (the "Purchaser"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated October 2, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Public Common Shares, Unit Voting Shares, Series A Preferred Shares and Series B Preferred Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase:

-------------------------------------------

 Number of Public Common Shares: ______________________________________________
 Share Certificate Numbers (if available):
 ______________________________________________________________________________

 ______________________________________________________________________________
 Please check if Public Common Shares will be delivered by book-entry transfer:
 / /
 Account No.: _________________________________________________________________
 Number of Unit Voting Shares: ________________________________________________
 Share Certificate Numbers (if available):
 ______________________________________________________________________________

 ______________________________________________________________________________
 Please check if Unit Voting Shares will be delivered by book-entry transfer:
 / /

 Account No.: _________________________________________________________________

 Number of Series A Preferred Shares: _________________________________________
 Share Certificate Numbers (if available):

 ______________________________________________________________________________

 ______________________________________________________________________________

 Please check if Series A Preferred Shares will be delivered by book-entry transfer: / /

 Account No.: _________________________________________________________________

 Number of Series B Preferred Shares:

  _____________________________________________________________________________

 Share Certificate Numbers (if available):

 ______________________________________________________________________________

 ______________________________________________________________________________

 Please check if Series B Preferred Shares will be delivered by book-entry transfer: / /

 Account No.: _________________________________________________________________
 ------------------------------------------

                  -------------------------------------------

 Name(s) of Record Holder(s):

 ______________________________________________________________________________
                              PLEASE TYPE OR PRINT

 ______________________________________________________________________________
                                    ADDRESS

 ______________________________________________________________________________

 ______________________________________________________________________________
                                                                       ZIP CODE

 ______________________________________________________________________________
                         AREA CODE AND TELEPHONE NUMBER

 ______________________________________________________________________________

 ______________________________________________________________________________
 SIGNATURE(S) OF HOLDER(S)

 Dated: _________________________________________________________________, 2000
 ------------------------------------------

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended
("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

--------------------------------------------   ---------------------------------------------
                NAME OF FIRM                               AUTHORIZED SIGNATURE
---------------------------------------------  ---------------------------------------------
                   ADDRESS                                         TITLE
                                               NAME: ---------------------------------------
                                                           PLEASE TYPE OR PRINT
---------------------------------------------
---------------------------------------------
                                     ZIP CODE  DATED: -------------------------------, 2000
--------------------------------------------
       AREA CODE AND TELEPHONE NUMBER

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
--------------------------------------------------------------------------------

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